SUNAMERICA INC.
             STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
           IN THE COINSURANCE PORTION OF THE JOHN ALDEN TRANSACTION
                                MARCH 31, 1997



      ASSETS ACQUIRED

      Cash (net of cash purchase price allocation
        of $113,282)                                        $  212,843,000

      Investments                                            3,259,306,000

      Accrued investment income                                 34,393,000

      Deferred acquisition cost                                301,107,000
                                                            --------------

      Total assets acquired                                 $3,807,649,000
                                                            ==============

      LIABILITIES ASSUMED

      Accumulated value of fixed annuity contracts          $3,797,774,000

      Other liabilities                                          9,875,000
                                                            --------------

      Total liabilities assumed                             $3,807,649,000
                                                            ==============





      See accompanying notes







                                         -1-


                                SUNAMERICA INC.
        NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITLIES ASSUMED
           IN THE COINSURANCE PORTION OF THE JOHN ALDEN TRANSACTION



     1.   Description of the Transaction.

     On March 31, 1997, SunAmerica Inc. (the "Company"), through its wholly owned subsidiary, SunAmerica Life Insurance Company, completed the acquisition of all of the outstanding capital stock of John Alden Life Insurance Company of New York ("John Alden New York") and a block of annuity contracts from John Alden Life Insurance Company ("John Alden Life") for a total cash consideration of $238,282,000 (the "John Alden Transaction").

     As part of the transaction, SunAmerica Life Insurance Company acquired approximately $3,800,000,000 of fixed annuity contracts from John Alden Life. The transfer of assets necessary to support these annuity liabilities was effected pursuant to a 100% coinsurance agreement entered into by John Alden Life and SunAmerica Life Insurance Company. Under a 100% coinsurance agreement, the coinsurer agrees to indemnify the issuing insurer for all of its obligations under the revelant annuity contracts. However, the issuing insurer remains the only party obligated to the insured party. In consideration for its indemnification, the coinsurer receives assets, usually composed of cash and/or marketable securities, in an amount equal to the annuity liabilities, computed on a statutory basis, less a negotiated fee. In the coinsurance portion of the John Alden Transaction, the allocated purchase was $113,282,000.

     The acquisition has been accounted for by using the purchase method of accounting, and, accordingly, all assets and liabilities presented in the accompanying Statement of Assets Acquired and Liabilities Assumed in the Coinsurance Portion of the John Alden Transaction (the "Statement") have been stated at their estimated fair values to present the balance sheet impact of assuming the fixed annuity liabilities of John Alden Life as of March 31, 1997. The Statement does not include the accounts of John Alden New York.








     2.   Investments

     Investments acquired, at March 31, 1997, are summarized as follows:

                                                                Weighted
                                                                Average
                                                Fair            Yield to
                                                Value           Maturity
                                                -----           --------

             Bonds, notes and redeemable
               preferred stocks            $2,232,450,000          7.38%

             Commercial mortgage loans        767,858,000          9.18

             Residential mortgage loans       254,539,000          8.05

             Policy loans                       4,459,000          6.00
                                           --------------          -----

               Total                       $3,259,306,000          7.85%
                                           ==============          =====

     All of the portfolio of bonds, notes and redeemable preferred stocks acquired have been designated by the Company as available to be sold in response to changes in market interest rates, changes in prepayment risk, the Company's need for liquidity and other similar factors. A summary of the fair value of bonds, notes and redeemable preferred stocks acquired, at March 31, 1997, by major category follows:

             Securities of the United
               States Government                         $    6,256,000

             Securities of public utilities                 139,125,000

             Corporate bonds and notes                      576,598,000

             Redeemable preferred stocks                     81,801,000

             Mortgage-backed sceurities                   1,231,216,000

             Other aset-backed securities                   197,454,000
                                                         --------------
               Total
                                                         $2,232,450,000
                                                         ==============

     A summary of the fair value of bonds, notes and redeemable preferred stocks acquired, at March 31, 1997, by contractual maturity follows:

             Due in one year or less                     $   18,869,000

             Due after one year through five years          344,940,000

             Due after five years through ten years         483,017,000

             Due after ten years                            154,408,000

             Mortgage-backed securities                   1,231,216,000
                                                         --------------

               Total                                     $2,232,450,000
                                                         ==============

     Actual maturities of bonds, notes and redeemable preferred stocks acquired will differ from those shown above due to prepayments and redemptions.

     At March 31, 1997, no single investment acquired exceeded 10% of the Company's consolidated shareholders' equity.

     At March 31, 1997, bonds having a fair value of $286,000 were not rated investment grade by nationally recognized credit rating authorities.

     At March 31, 1997, mortgage loans were collateralized by properties located in 46 states, and loans totaling approximately 14% of the aggregate fair value of mortgage loans were secured by properties located in each of California and Florida.

     At March 31, 1997, the fair value of investments in default as to the payment of principal or interest was $973,000.

     3.  Deferred Acquisition Cost

     An amount equal to the sum of the allocated purchase price and the fair value of the related net liabilities assumed in the coinsurance transaction has been recorded as Deferred Acquisition Cost in the accompanying Statement. Such amount, totaling $301,107,000 at March 31, 1997, will be amortized, with interest, in relation to the incidence of estimated gross profits to be realized over the estimated lives of the annuity contracts assumed. Estimated gross profits are composed of net interest income, net realized investment gains and losses, surrender charges and direct administrative expenses.

     The deferred acquisition cost attributable to the coinsurance transaction is substantially less than a computation of the present value of estimated future gross profits discounted at the applicable current average crediting rate.

     4.  Fixed Annuity Contracts

     The fair value of fixed annuity contracts assumed and related average crediting rates are summarized by denomination ranges as follows:

                                                                Weighted
                                                                Average
                                                                Crediting
          Denomination Range              Value                   Rate
          ------------------              -----                 ---------

         $      0  -  $ 10,000          $  301,639,000              5.52%
         $ 10,000  -  $ 50,000           1,603,512,000              5.58
         $ 50,000  -  $100,000             942,302,000              5.60
         Greater than $100,000             749,512,000              5.66
                                        --------------             -----

                                         3,596,965,000              5.60%

         Annuitized contracts              200,809,000              7.00
                                        --------------             -----

                Total                   $3,797,774,000              5.67%
                                        ==============             =====

     The fair value of fixed annuity contracts assummed are summarized by applicable surrender charge as follows:

                  Surrender
                    Charge                  Value
                  ---------                 -----

                     0%                 $  413,839,000
                     1                     410,135,000
                     2                     278,809,000
                     3                     304,180,000
                     4                     415,745,000
                     5                     345,558,000
                     6                     466,465,000
                     7                     766,272,000
                     8                     141,562,000
             Greater than 8%                54,400,000
             Not surrenderable             200,809,000
                                        --------------

                          Total         $3,797,774,000
                                        ==============

                       REPORT OF INDEPENDENT ACCOUNTANTS






To the Board of Directors and
Shareholders of
SunAmerica Inc.

In our opinion, the accompanying statement of assets acquired and liabilities assumed in the coinsurance portion of the John Alden transaction presents fairly, in all material respects, the assets acquired and liabilities assumed by SunAmerica Life Insurance Company, a wholly owned subsidiary of SunAmerica Inc., in the coinsurance transaction at March 31, 1997 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether this financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Los Angeles, California
June 11, 1997